SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 18, 1996



                      STAMFORD TOWERS LIMITED PARTNERSHIP

                                      AND

                        STAMFORD TOWERS DEPOSITARY CORP.
             (Exact name of registrant as specified in its charter)




Stamford Towers Limited Partnership         338105            13-3392080
is  a Delaware limited partnership        Commission
                                           File No.

Stamford Towers Depositary Corp.
is a Delaware corporation                                     13-3392081
State  or  Other  Jurisdiction                              I.R.S. Employer
of Incorporation                                           Identification No.


3 World Financial Center, 29th Floor                            10285
New York, NY Attn: Andre Anderson                             Zip Code
Address of principal executive offices


       Registrant's telephone number, including area code (212) 526-3237











Item 5. Other Events

As previously reported, Gilbane Building Co. ("Gilbane"), the construction manager on the Stamford Towers Project (the "Project") of Stamford Towers Limited Partnership, a Delaware limited partnership (the "Partnership"), sued the Partnership in the Connecticut Superior
Court in 1991. Gilbane alleged various legal claims seeking approximately $2.65 million in damages and other relief. In response, the Partnership counterclaimed against Gilbane alleging various claims, including breaches of contracts, unfair trade practices, slander of title, negligence and products liability.
In addition to other relief, the Partnership sought approximately
$1.7 million in damages. A subcontractor on the project, Moliterno Stone Sales, Inc. ("Moliterno"), filed a cross-claim against the Partnership. Moliterno sought to foreclose a mechanic's lien securing work allegedly performed and monetary damages. The Partnership filed its response and counterclaims to Moliterno's cross-claim, alleging that Moliterno was negligent, breached its contract and an implied warranty, and engaged in unfair trade practices in performing its work on the Project.

On November 18, 1996, Judge Ryan of the Connecticut Superior
Court (the "Court") entered a final judgment in this proceeding.
The judgment awarded Gilbane $770,070 without interest on one of its claims against the Partnership and dismissed Gilbane's remaining claims. The Court also awarded Moliterno $155,000 without interest on its claim against the Partnership. All remaining claims, including the Partnership's counterclaims, were dismissed. The time for any of the parties to this action to appeal the Court's decision will expire 20 days after the date of the judgment, unless such 20-day period is extended by Court order or otherwise. Gilbane has informed the Partnerhsip that Gilbane intends to appeal the decision of the Court. The Partnership has sufficient cash to pay the amounts awarded to Gilbane and Moliterno, and the payments of the awards will not have a material impact on the Partnership's financial condition.










                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    STAMFORD TOWERS LIMITED PARTNERSHIP

                    By:  STAMFORD TOWERS, INC.
                         General Partner


Date:     November 27, 1996        By: /s/ Rocco F. Andriola
                                   Name:   Rocco F. Andriola
                                   Title:  Director, Vice President,
                                           and Chief Financial Officer

Date:     November 27, 1996        By: /s/ Regina M. Hertl
                                   Name:   Regina M. Hertl
                                   Title:  President